Execuserve Corp.
Independent Sales Representative Agreement

THIS AGREEMENT is made and entered into this 15 day of June, 2010 and between Execuserve Corp., a Virginia Corporation, having its principal place of business at 6688 Main Street, Gloucester VA 23061 (hereinafter referred to as “EXECUSERVE”) and EPC, LLC, having its principal place of business at Box 456, Mathews, VA 23109 (“Sales Representative.”)

RECITALS

A.
EXECUSERVE is in the business of providing workforce automation services to its customers and desires to retain Sales Representative on a non-exclusive basis to secure new customers for its workforce automation services.

B.	Sales Representative desires to sell Execuserve’s workforce automation services to new customers and has the professional expertise to sell and market workforce automation services.

C.	“EXECUSERVE” shall also mean to include tests from eSkill and Understanding Corp, as well as the eLearnNow LMS system when EXECUSERVE utilizes one to provide service.

NOW THEREFORE, in consideration of the mutual covenants and promises made herein, the parties agree as follows:

1.	TERM AND TERMINATION

1.1
Term of Agreement.  Except as otherwise provided herein, the term (the “Term”) of this Agreement shall be for a period of one (1) year, commencing on June 1, 2010, upon execution of this agreement.  Thereafter, the Agreement shall remain in force and effect unless and until terminated by either party upon thirty (30) day’s written notice to the other party.

1.2
Termination for Cause.  Notwithstanding anything to the contrary contained herein, EXECUSERVE may terminate this Agreement at any time during the Term immediately upon written notice, to the Sales Representative in the event that:

(a)
Sales Representative makes (or is discovered to have made) any material false   representations, reports, or claims to EXECUSERVE or to any third party in connection with this Agreement, the services of EXECUSERVE, or EXECUSERVE as a whole; or

(b)
Sales Representative engages in fraudulent, criminal or negligent conduct or violates any laws in the connection with the business relationship of the parties or the performance of its services hereunder; or

(c)	Sales Representative attempts to assign this Agreement or any of Sales Representative’s duties under this Agreement to another party.

Initials [s]JAR	1	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

(d)	Sales Representative markets, sells, or assist any third party in the sale of any products that are competitive with EXECUSERVE workforce automations services.

(e)	Sales Representative continues to violate any provision(s) of this agreement after 5 days notice to cure

2.	RETENTION OF SALES REPRESENTATIVE

2.1
Retention. EXECUSERVE hereby retains Sales Representative on a non-exclusive basis to perform the tasks and responsibilities specified herein under the terms and conditions stated in this Agreement.  During the Term and thereafter, EXECUSERVE reserves the right, without obligation or liability to Sales Representative, to market the same workforce automations services as EXECUSERVE deems appropriate, whether in any territory including but not limited to the Designated Territory (as defined herein).

2.2
Sales Representative’s Authority. Sales Representative shall perform the duties and provide the services specified in this Agreement, which shall consist of marketing those workforce automation services set forth in Exhibit A (the “EXECUSERVE Services”) to potential customers.  During the term of this agreement, the Sales Representative shall not market, sell, or assist any third party in the sale of any products that are competitive with EXECUSERVE workforce automations services. All customers obtained through the efforts of the Sales Representative shall belong to Execuserve. Sales Representative  at all times, during the term of this agreement shall act in good faith assisting in the retention of all such customer as  EXECUSERVE customers, on an on-going basis.

2.3
EXECUSERVE reserves the right, from time to time, to modify the EXECUSERVE Services.  Sales Representative shall not have the authority to bind EXECUSERVE, except as expressly set forth herein. All customer billing and collection shall be exclusively performed by Execuserve.

2.4
EXECUSERVE Dealings With Customers.  EXECUSERVE shall have the right to deal directly with the customer in all matters relating to the provisioning of EXECUSERVE Services, including but not limited to additional marketing of EXECUSERVE Services.

3.	COMPENSATION

Payment of Commission.  EXECUSERVE shall pay Sales Representative a commission (the “Commission”) based upon collected Net Billed Revenue (”Net Billed Revenue”) from Firm Orders (“Firm Orders”) secured by Sales Representative for EXECUSERVE Services and for which the Sales Representative is also the procuring cause as determined by EXECUSERVE.  Procuring cause is defined as the Sales Representative having had one or more meetings, after the date of this agreement with the client and has identifiable contacts by name and has subsequently registered the prospect with Execuserve in writing. Net Billed Revenue is all billing to customer less, if applicable, 5% for merchant credit card charges, actual charges for taxes, hardware, shipping, software integration or customization, and technical support.

Initials [s]JAR	2	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

3.1	Compensation Rate (as per attached Exhibit A).

3.2
Commissions After Term.  Except as provided in Section 3.4 or otherwise in this Agreement, Commissions will continue to be paid for a period of 12 months on Net Billed Revenue received by EXECUSERVE after termination of this Agreement for each customer as long as the customer is a EXECUSERVE customer and Sales Representative acts in good faith to retain such customer as a EXECUSERVE customer, including working with EXECUSERVE on an on-going basis to evaluate customers’ satisfaction with EXECUSERVE Services.  However, in the event that the total monthly Net Billed Revenue for Sales Representative is less than $1,500.00 following the termination of this Agreement, thereafter EXECUSERVE shall have no obligation to pay Commissions for EXECUSERVE Services rendered to Sales Representative.

3.3
Commission Forfeiture.  In the event that EXECUSERVE terminates this Agreement for the reasons stated in section 1.2, or in the event that Sales Representative breaches the provisions of Section 7 or 8, then, notwithstanding Section 3.3, EXECUSERVE’s obligation to pay Commissions to Sales Representative shall immediately terminate, and Sales Representative agrees that it shall make no further claims for any Commission hereunder.

3.4
Provision for Bad Debt.   In the event EXECUSERVE cancels a customer sold by Sales Representative for non-payment by the customer, Sales Representative agrees to refund to EXECUSERVE via charge back to Sales Representative, any commissions paid on Net Billed Revenue uncollected or chargeback  from the customer.  EXECUSERVE’s rights under this section may be exercised by EXECUSERVE at any time after EXECUSERVE, in its sole discretion, deems the customer’s account delinquent.  EXECUSERVE shall have no obligation to initiate any legal proceedings against such a delinquent customer, prior to exercising EXECUSERVE’s rights under this section or thereafter, nor shall EXECUSERVE pay Sales Representative commission on any funds collected after such termination, unless EXECUSERVE in its sole discretion reinstates said customer.

4.	SALES REPRESENTATIVE RESPONSIBILITIES

4.1
Marketing.   Sales Representative shall use good faith efforts to diligently market EXECUSERVE services to its customers.  Such marketing shall be consistent with, and subject to, the terms and conditions set forth herein, EXECUSERVE’s then current price list, (which may from time to time be amended at the discretion of EXECUSERVE), applicable laws and EXECUSERVE’s policies for the sale of its services (which may from time to time be amended at the discretion of EXECUSERVE).  Sales Representative may not offer any terms or conditions on behalf of EXECUSERVE which conflict with relevant prices, policies, or contracts or which differ from the terms set forth in Exhibit A..

4.2
Periodic Meetings.  Sales Representative agrees to meet with EXECUSERVE at mutually agreed upon times, if requested by EXECUSERVE, no less frequent than quarterly, to discuss sales activities.  Such meetings shall include, at a minimum, providing present and projected customer contact information, sales forecasts, sales to date and any customer problems.

Initials [s]JAR	3	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

4.3
Sales Representatives Conduct.  Sales Representative shall be governed in all dealings with such customers by the highest standards of honesty, integrity, and fair dealing, including compliance with all applicable laws, ordinances and regulations, and shall do nothing which would attend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of EXECUSERVE or upon the services covered by this Agreement and the quality image associated with EXECUSERVE Services and EXECUSERVE as determined by EXECUSERVE.  Sales Representative shall be responsible for and must obtain authorized signatures of customer’s Sales Representatives on EXECUSERVE customer agreement forms, as well as correct information from the customer regarding the customer’s service requirements and, when requested by EXECUSERVE, Sales Representative shall obtain appropriate credit information as specified by EXECUSERVE.  EXECUSERVE shall have no obligation to pay Commissions to Sales Representative in connection with any EXECUSERVE Services rendered to a customer procured by Sales Representative if Sales Representative has provided EXECUSERVE with erroneous or inaccurate information regarding such customer.

4.4	Customer Complaints. Sales Representative shall promptly report to EXECUSERVE all customer service complaints regarding EXECUSERVE Services.

4.5
Insurance.  Notwithstanding the provisions of the Section 9, Sales Representative shall obtain and maintain, during the Term, at its own cost and expense, adequate insurance coverage, as may be deemed appropriate by EXECUSERVE, including but not limited to automobile insurance, general liability and worker’s compensation, if applicable.  Sales Representative shall furnish a certificate naming Execuserve as additional insured within 30 days of the execution of this agreement.

5.	PRICING AND TERMS OF PRODUCT OFFERINGS

5.1
EXECUSERVE Rights.  EXECUSERVE retains the sole and absolute right to determine the prices and terms under which it will offer EXECUSERVE Services.  This includes, but is not limited to, the right to change prices, restrict offerings, amend regulations, or entirely discontinue the offering of specific services, with or without the consent of Sales Representative and without incurring any liability to Sales Representative.  Any such change, restriction, amendment or discontinuance shall be at EXECUSERVE’s sole discretion, and will become effective on the date specified by EXECUSERVE.

5.2
No Deviation.  Sales Representative shall not, in any communication with customers or prospects, offer prices for services that deviate form EXECUSERVE’s published prices, nor will Sales Representative offer volume discounts, rebates, waivers, or any other prices adjustments, except with the express written authorization of EXECUSERVE and such price adjustments may be subject to modification of Sales Representative’s compensation.

Initials [s]JAR	4	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

6.	CONFIDENTIALITY

EXECUSERVE and Sales Representative acknowledge that this Agreement creates a relationship of confidence and trust with respect to all information of a confidential, proprietary or trade secret nature disclosed by or on behalf of EXECUSERVE to Sales Representative and by Sales Representative to EXECUSERVE that relates to the business of EXECUSERVE, its affiliates, customers, suppliers and vendors and the EXECUSERVE Services (in the aggregate, the “Proprietary Information”) and as relates to the business of Sales Representative, its affiliates, customers, suppliers and vendors and the Sales Representative services.  Such Proprietary Information includes, but is not limited to:

(a)
technical information, including without limitation, techniques, new ideas, discoveries, inventions, developments, know-how and trade secrets (whether developed by EXECUSERVE, an affiliate, employee or Sales Representative); and

(b)
business information, including without limitation, information relating to costs, pricing, profit margins, markets and suppliers, business plans and projections, financial, accounting, legal and regulatory data, names, addresses and telephone numbers of current or prospective customers and their respective service or product requirements, credit histories and trade names, sales, marketing and advertising plans, marketing and advertising budgets, rates of attrition, right-of-way plans and agreements, building access plans and agreements,  prospective or actual regulatory strategies, prospective or actual local government franchises, licenses or similar permissions to use public ways, and or commercial information; and

(c)	Technical and/or business information furnished by third parties to EXECUSERVE, including prospects, customers, suppliers, franchisers and vendors.

(d)
At all times during and after the Term, Sales Representative and EXECUSERVE shall keep all Proprietary Information in confidence and shall not disclose such Proprietary Information to anyone, or directly or indirectly use any of such Proprietary Information for their own benefit or for the benefit of any person or entity without the prior consent of the information’s provider, which may be withheld in its sole discretion.  Upon any termination of this Agreement, or upon the request of EXECUSERVE or Sales Representative, the party so requested shall promptly deliver to the other party all Proprietary Information, and no party shall retain any documents or materials or copies thereof containing any Proprietary Information.

(e)
Sales Representative represents and warrants that performance of all the terms of this Agreement and Sales Representative’s duties as a Sales Representative of EXECUSERVE will not breach any similar commitment or proprietary information agreement with any other former employer or party.  Sales Representative represents and warrants that it will not bring to EXECUSERVE or use in the performance of Sales Representative’s duties for EXECUSERVE any documents or materials of a former employer or other entity that are so restricted or any assets (tangible or intangible) that may be owned by a Third Party.

(f)
Both parties agree that in the event of a breach of this Section 6 by Sales Representative, they may suffer irreparable harm and in addition to terminating this Agreement, will be entitled to injunctive relief to enforce this Agreement without the need to post bond and that such relief shall be in addition to, and not lieu of any monetary damages or such other relief a court of law may award.

Initials [s]JAR	5	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

7.	PROHIBITED CUSTOMER AND EMPLOYEE CONTACT

(a)
During the Term and for a period of two (2) years thereafter, Sales Representative shall not, whether on its own account or for the account of any third party, directly or indirectly, contact, solicit, participate in any meeting or discussion with or provide any information to any then existing customer of EXECUSERVE (“Existing Customer”) for the purpose of soliciting such customer to obtain any type of workforce automations services from any other entity or conducing such customer to terminate its business with EXECUSERVE.

(b)
During the Term and for a period of two (2) years thereafter, Sales Representative will not directly or indirectly, for its own account or the account of a third party, contact or solicit (or in any manner participate in any contract, solicitation, discussions or meetings with) any then existing employee of EXECUSERVE for the purpose of encouraging or inducing such employee to terminate their employment with EXECUSERVE.

(c)
Sales Representative acknowledges that, in the event that it breaches the provisions of this Section 7, EXECUSERVE may suffer irreparable harm, which is difficult to measure in monetary terms.  In the event that Sales Representative breaches the terms of this section, in addition to terminating this Agreement, EXECUSERVE may also seek any other legal or equitable relief to which EXECUSERVE may be entitled without the need to post bond and that such relief shall be in addition to, and not in lieu of any monetary damages or such other relief a court of law may award.

8.	INDEMNIFICATION

8.1
Sales Representative shall indemnify and hold harmless EXECUSERVE and its officers, directors, agent and employees, from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including attorney fees hereinafter “Claims”) arising out of or in any manner relating to:

(a)	Sales Representative’s material breach of any of the terms of this Agreement;

(b)
Sales Representative’s misrepresentation regarding the terms and provisions of EXECUSERVE Services to customers, including any action of Sales Representative in which Sales Representative falsely represents that Sales Representative has authority to bond EXECUSERVE;

(c)	Sales Representative’s activities relating to the marketing of the EXECUSERVE Services to EXECUSERVE customers; and

(d)	Any claims for withholding or other taxes that might arise or be imposed due to this Agreement or the performance hereof.

Initials [s]JAR	6	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

8.2
In addition to the rights set out in this Section 9, EXECUSERVE reserves the right to withhold payment of Commission due Sales Representative under this Agreement in order to recover expenses for Claims covered by this section.

8.3	EXECUSERVE shall indemnify and hold harmless Sales Representative and its officers, directors, agents, and employees from and against any and all claims arising out of or relating to:

(a)	EXECUSERVE’s material breach of any of this Agreement;

(b)	EXECUSERVE’s misrepresentations regarding the terms and provisions of EXECUSERVE’s services to customers.

9.	USE OF EXECUSERVE INTELLECTUAL PROPERTY

Pursuant to the terms and conditions contained in this Agreement, Sales Representative may identify itself as a "Execuserve Sales Representative.”  Sales Representative’s use of such identification shall be limited to the sales and marketing of EXECUSERVE Services to third parties.

EXECUSERVE grants Sales Representative the non-exclusive, personal and non-transferable right and license to use the mark and the trade name “Execuserve” (see logo, attached as Exhibit B, hereafter the “Mark.”)  Sales Representative’s use of the Mark shall be limited solely to the sales and marketing of EXECUSERVE Services to third parties.

All rights in the Mark other than those specifically licensed herein are reserved by EXECUSERVE.

10.	GENERAL PROVISIONS

10.1
Dispute Resolution (Arbitration Clause).  Any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations of the parties hereto shall be settled and determined by arbitration in Nassau County, New York before a panel of three (3) arbitrators pursuant to the Commercial Rules then obtaining of the American Arbitration Association.  The parties agree that the arbitrators, in their discretion, may award specific performance or injunctive relief (but not consequential or punitive damages) and reasonable attorney’s fees and expenses to any party in any arbitration brought hereunder.  However, in any arbitration proceeding brought hereunder, the arbitrators shall have the power to change, modify or alter any express condition, term or provision hereof and to that extent the scope of their authority is limited.  The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having competent jurisdiction.

10.2
Assignment.  EXECUSERVE may assign its rights under this Agreement and this Agreement shall inure to the benefit, of the successors and assigns of EXECUSERVE, and shall be binding upon Sales Representative.  Sales Representative may not assign its rights or obligations under this Agreement without the advance written consent of EXECUSERVE, which consent may be withheld by EXECUSERVE in its sole discretion.

Initials [s]JAR	7	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

10.3
Entire Agreement and Amendment.  This Agreement represents the entire understanding of the parties with respect to the specific matter of this Agreement and supersedes all previous understandings, written or oral, between the parties with respect to the subject matter.  A writing executed by both parties hereto may only amend this Agreement.  Failure by EXECUSERVE or Sales Representative to insist upon the other party’s compliance with any provision in this Agreement shall not be deemed a waiver of such provision.

10.4
Notices.  All notices required or permitted under this Agreement shall be in writing and shall be delivered personally and receipted for, sent by overnight commercial air courier (such as Federal Express), to the parties at their address set forth above or to such address as a party shall have notified the other party.  Any such notice shall be deemed effective and delivered upon the earliest to occur of actual delivery, if delivered personally, one (1) business day after shipment by commercial air courier, or three (3) business days after mailings to the parties at the address set forth below:

To Sales Representative:	To EXECUSERVE:

EPC, LLC	Execuserve Corp.
PO Box 456	50 Glen Street – Ste 308
Mathews, VA 23109	Glen Cove, New York 11542

Attn: Tom Eley	Attn: Dean Garfinkel

10.5	Independent Contractor. Sales Representative and EXECUSERVE, expressly intend that no employment, partnership, or joint venture relationship is created by this Agreement, hereby agree as follows:

(i)	Sales Representative shall act at all times as an independent contractor hereunder and shall hold itself out to third parties as an independent contractor of EXECUSERVE.

(ii)
Neither Sales Representative nor anyone employed by or acting for or on behalf of Sales Representative shall ever be or be construed as an employee of EXECUSERVE and EXECUSERVE shall not be liable for employment or withholding taxes relating to Sales Representative or any employee of Sales Representative.

(iii)	Sales Representative shall be free to contract with, and provide Sales Representative’s services to, parties other than EXECUSERVE during the term of this Agreement, subject to the provisions hereof.

(iv)
Sales Representative shall not make any commitment or incur any charge or expense in the name of EXECUSERVE without the prior written approval of EXECUSERVE, which may be withheld in EXECUSERVE’s sole discretion.

(vi)
Sales Representative expressly acknowledges and agrees that except to the extent expressly provided herein, neither Sales Representative nor anyone employed by or acting for or on behalf of Sales Representative by license, franchise, title of interest, in EXECUSERVE or any tangible or intangible property of EXECUSERVE, including, without limitation, trade names, trademarks, service marks or Proprietary Information.

Initials [s]JAR	8	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3

IN WITNESS WHEREOF, EXECUSERVE and Sales Representative represent that they have read this Agreement, understand it and agree to be bound by all the terms and conditions stated herein.

EPC, LLC		Execuserve Corp.

By:	[s]William Thomas Eley	By:	[s]James A. Robinson, Jr.

Title:	Member	Title:	President & CEO

Date:	6/15/2010	Date:	6/15/2010

Initials [s]JAR	9	Initials [s] WTE
(EXECUSERVE)		( Sales Rep)
Execuserve EPC Sales Rep Agreement Form V12-3